UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN

CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Babcock & Wilcox Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-2783641
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 East Market Street, Suite 650, Akron, Ohio	44305
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.125% Senior Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236254

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is the 8.125% Senior Notes due 2026 (the “Notes”) of Babcock & Wilcox Enterprises, Inc. For a description of the Senior Notes, reference is made to (i) the information under the heading “Description of Debt Securities” in the Company’s shelf registration statement on Form S-3 (Registration No. 333-236254) initially filed with the Securities and Exchange Commission (the “Commission”) on February 4, 2020, and declared effective by the Commission on February 13, 2020 and (ii) the information under the heading “Description of the Notes” included in the Prospectus Supplement with respect to the Senior Notes dated February 10, 2021, filed with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act on February 11, 2021, which information is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description of Document

4.1	Indenture, dated as of February 12, 2021, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as trustee (filed as an exhibit to Form 8-K filed on February 12, 2021 and incorporated herein by reference).

4.2	Supplemental Indenture, dated as of February 12, 2021, to the Indenture, dated as of February 12, 2021, by and between The Bank of New York Mellon Trust Company, N.A., as trustee (filed as an exhibit to Form 8-K filed on February 12, 2021 and incorporated herein by reference).

4.3	Form of 8.125% Senior Notes due 2026 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Babcock & Wilcox Enterprises, Inc.

By:	/s/ Louis Salamone
Louis Salamone
Chief Financial Officer

Dated: February 12, 2021